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                                                                     EXHIBIT 4.3


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                              GREYHOUND LINES, INC.

                                       AND

               THE GUARANTORS NAMED ON THE SIGNATURE PAGES HERETO





                                  $150,000,000
                     11 1/2 % Series A Senior Notes due 2007




                          REGISTRATION RIGHTS AGREEMENT



                           Dated as of April 16, 1997




                            BEAR, STEARNS & CO. INC.



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              This Registration Rights Agreement (this "Agreement") is made and entered into as of April 16, 1997 by and among Greyhound Lines, Inc., a Delaware corporation (the "Company"), the guarantors listed on the signature pages hereto ( each a "Guarantor" and, collectively, the "Guarantors"), and Bear, Stearns & Co. Inc. (the "Initial Purchaser"), who has agreed to purchase $150,000,000 aggregate principal amount of the Company's 11 1/2% Series A
Senior Notes due 2007 (the "Series A Notes") pursuant to the Purchase Agreement (as defined below).

              This Agreement is made pursuant to the Purchase Agreement, dated April 11, 1997 (the "Purchase Agreement"), by and among the Company, the Guarantors and the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Series A Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 3 of the Purchase Agreement.

              The parties hereby agree as follows:

SECTION 1.           DEFINITIONS

              As used in this Agreement, the following capitalized terms shall have the following meanings:

              Act:  The Securities Act of 1933, as amended.

              Broker-Dealer: Any broker or dealer registered under the Exchange Act.

              Closing Date:  The date of this Agreement.

              Commission:  The Securities and Exchange Commission.

              Consummate: The Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Series B Notes to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of Series B Notes in the same aggregate principal amount as the aggregate principal amount of Series A Notes that were tendered by Holders thereof pursuant to the Exchange Offer.

              Damages Payment Date: With respect to the Series A Notes, each Interest Payment Date.

              Effectiveness Target Date:  As defined in Section 5.

              Exchange Act:  The Securities Exchange Act of 1934, as amended.

              Exchange Offer: The registration by the Company under the Act of the Series B Notes pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Notes the opportunity to exchange all such outstanding Transfer Restricted Notes held by such Holders for Series B Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Notes tendered in such exchange offer by such Holders.

              Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.
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              Exempt Resales:  The transactions in which the Initial Purchaser proposes to sell the Series A Notes (i) to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act, (ii) to certain institutional "accredited investors," as such term is defined in Rule 501(a)(1), (2), (3) and (7) of Regulation D under the Act ("Accredited Institutions") and (iii) outside the United States to certain non-U.S. Persons meeting the requirements of Rule 904 under the Act.

              Holders:  As defined in Section 2(b) hereof.

              Indemnified Holder:  As defined in Section 8(a) hereof.

              Indenture: The Indenture, dated as of April 16, 1997, among the Company, PNC Bank, National Association, as trustee (the "Trustee"), and the Guarantors, pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

              Interest Payment Date: As defined in the Indenture and the Notes.

              NASD:  National Association of Securities Dealers, Inc.

              Notes: The Series A Notes and the Series B Notes.

              Person: An individual, partnership, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

              Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

              Initial Purchaser:  As defined in the preamble hereto.

              Record Holder: With respect to any Damages Payment Date relating to Notes, each Person who is a Holder of Notes on the record date with respect to the Interest Payment Date on which such Damages Payment Date shall occur.

              Registration Default:  As defined in Section 5 hereof.

              Registration Statement: Any registration statement of the Company relating to (a) an offering of Series B Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Notes pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

              Series B Notes: The Company's 11 1/2% Series B Senior Notes due 2007 to be issued pursuant to the Indenture in the Exchange Offer.


              Shelf Filing Deadline:  As defined in Section 4 hereof.





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              Shelf Registration Statement:  As defined in Section 4 hereof.

              TIA:   The Trust Indenture Act of 1939 (15 U.S.C. Section
77aaa-77bbbb) as in effect on the date of the Indenture.

              Transfer Restricted Notes: Each Series A Note until (i) the date on which such Series A Note has been exchanged by a person other than a Broker-Dealer for a Series B Note in the Exchange Offer, (ii) following the exchange by a Broker-Dealer in the Exchange Offer of a Series A Note for a Series B Note, the date on which such Series B Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (iii) the date on which such Series A Note has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement or (iv) the date on which such Series A Note is distributed to the public pursuant to Rule 144 under the Act or may be distributed to the public pursuant to Rule 144(k) under the Act.

              Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.


SECTION 2.           SECURITIES SUBJECT TO THIS AGREEMENT

              (a) Transfer Restricted Notes. The securities entitled to the benefits of this Agreement are the Transfer Restricted Notes.

              (b) Holders of Transfer Restricted Notes. A Person is deemed to be a holder of Transfer Restricted Notes (each, a "Holder") whenever such Person owns Transfer Restricted Notes of record.


SECTION 3.           REGISTERED EXCHANGE OFFER

              (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), the Company and the Guarantors shall (i) cause to be filed with the Commission on or before the 45th day after the Closing Date, a Registration Statement under the Act relating to the Series B Notes and the Exchange Offer, (ii) use their reasonable best efforts to cause such Registration Statement to become effective on or before the 120th day after the Closing Date, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings in connection with the registration and qualification of the Series B Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Series B Notes to be offered in exchange for the Transfer Restricted Notes and to permit resales of Notes held by Broker-Dealers as contemplated by Section 3(c) below.

              (b) The Company and the Guarantors shall cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the





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minimum period required under applicable federal and state securities laws to
Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 business days. The Company and the Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Notes shall be included in the Exchange Offer Registration Statement. The Company and the Guarantors shall use their reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement has become effective on or before the 30th business day thereafter.

              (c) The Company shall and the Guarantors indicate in a "Plan of Distribution" section contained in the Prospectus contained in the Exchange Offer Registration Statement that any Broker-Dealer who holds Series A Notes that are Transfer Restricted Notes and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Notes acquired directly from the Company) may exchange such Series A Notes pursuant to the Exchange Offer; however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with any resales of the Series B Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy after the date of this Agreement.

              The Company and the Guarantors shall use their reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(c) below to the extent necessary to ensure that it is available for resales of Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of one year from the date on which the Exchange Offer Registration Statement is declared effective.

              The Company and the Guarantors shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such one-year period in order to facilitate such resales.


SECTION 4.           SHELF REGISTRATION

              (a) Shelf Registration. If (i) the Company and the Guarantors are not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with) or (ii) any Holder of Transfer Restricted Notes shall notify the Company prior to the 20th day following the Consummation of the Exchange Offer (A) that such Holder is prohibited by applicable law or Commission policy from participating in the Exchange Offer, or (B) that such Holder may not resell the Series B Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and that the Prospectus contained in the Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder, then the Company and the Guarantors shall use their reasonable best efforts to:





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                     (x) cause to be filed a shelf registration statement
       pursuant to Rule 415 under the Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement") on or prior to the earliest to occur of (1) the 45th day after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement and (2) the 45th day after the date on which the Company receives notice from a Holder of Transfer Restricted Notes as contemplated by clause (ii) above (such earliest date being the "Shelf Filing Deadline"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Notes the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

                     (y) cause such Shelf Registration Statement to be declared effective by the Commission on or before the 75th day after the Shelf Filing Deadline.

The Company and the Guarantors shall use their reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Notes by the Holders of Transfer Restricted Notes entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years following the Closing Date or, if earlier, until the Shelf Registration Statement terminates when all Transfer Restricted Securities covered by such Shelf Registration Statement have been sold.

              (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Notes may include any of its Transfer Restricted Notes in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Notes shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until such Holder shall have used its best efforts to provide all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.


SECTION 5.           LIQUIDATED DAMAGES

              If (i) any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date"), whether or not the Company and the Guarantors have breached any obligations to use their reasonable best efforts, to cause any such Registration Statement to be declared effective, (iii) the Exchange Offer has not been Consummated within 30 business days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses





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(i) through (iv), a "Registration Default"), the Company and the Guarantors
hereby jointly and severally agree to pay liquidated damages to each Holder of Transfer Restricted Notes with respect to the first 90-day period immediately following the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Transfer Restricted Notes held by such Holder for each week or portion thereof that the Registration Default continues. The amount of the liquidated damages shall increase by an additional $.05 per week per $1,000 in principal amount of Transfer Restricted Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages of $.35 per week per $1,000 principal amount of Transfer Restricted Notes. All accrued liquidated damages shall be paid to Record Holders by the Company by wire transfer of immediately available funds or by federal funds check on each Damages Payment Date, as provided in the Indenture. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Notes, the accrual of liquidated damages with respect to such Transfer Restricted Notes will cease.

              All obligations of the Company and the Guarantors set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Note at the time such security ceases to be a Transfer Restricted Note shall survive until such time as all such obligations with respect to such security shall have been satisfied in full.


SECTION 6.           REGISTRATION PROCEDURES

              (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and the Guarantors shall comply with all of the provisions of Section 6(c) below, shall use their reasonable best efforts to effect such exchange to permit the sale of Transfer Restricted Notes being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

                     (i) If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such Series A Notes. The Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. The Company and the Guarantors hereby agree, however, to (A) participate in telephonic conferences with the Commission, (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (C) diligently pursue a resolution (which need not be favorable) by the Commission staff of such submission.

                     (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Notes shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company or any Guarantor, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Series B Notes to be issued in the Exchange Offer and (C) it is acquiring the Series B Notes in its ordinary course of business. In addition, all





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       such Holders of Transfer Restricted Notes shall otherwise cooperate in the Company's preparations for the Exchange Offer. The Initial Purchaser, for itself and on behalf of the Holders hereby acknowledges and agrees, and each Holder by its purchase of Transfer Restricted Securities shall be deemed to have acknowledged and agreed, that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Series B Notes obtained by such Holder in exchange for Series A Notes acquired by such Holder directly from the Company.

                     (iii) Prior to effectiveness of the Exchange Offer Registration Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (A) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) and, if applicable, any no-action letter obtained pursuant to clause (i) above and (B) including a representation that neither the Company nor any Guarantor has entered into any arrangement or understanding with any Person to distribute the Series B Notes to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the Series B Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Series B Notes received in the Exchange Offer.


              (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company and the Guarantors shall comply with all the provisions of Section 6(c) below and shall use their reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Notes being sold in accordance with the intended method or methods of distribution thereof and, pursuant thereto, the Company and the Guarantors will prepare and file with the Commission in accordance with Section 4(a) hereof a Shelf Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Notes in accordance with the intended method or methods of distribution thereof.

              (c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Notes (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Notes by Broker-Dealers), the Company and the Guarantors shall:

                     (i) use their reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements (including, if required by the Act or any regulation thereunder, financial statements of the Guarantors) for the period specified in Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or





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       omission or (B) not to be effective and usable for the resale of
       Transfer Restricted Notes during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use their reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

                     (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Notes covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Act in a timely manner; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

                     (iii) advise the underwriter(s), if any, and selling Holders promptly and, if requested by such Persons, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes,
       (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Notes under state securities or Blue Sky laws, the Company and the Guarantors shall use their reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

                     (iv) furnish to each of the selling Holders and each of the underwriter(s) (all of whom shall be required to acknowledge the confidentiality of the information therein, if requested by the Company prior to being furnished the same), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (but excluding any documents incorporated by reference as a result of the Company's periodic reporting requirements under the Exchange Act), and neither the Company nor any Guarantors shall file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (excluding all such documents incorporated by reference as a result of the Company's periodic reporting requirements under the Exchange Act) to which a selling Holder of Transfer Restricted Notes





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       covered by such Registration Statement or the underwriter(s), if any, shall reasonably object within five business days after the receipt thereof. A selling Holder or underwriter, if any, shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

                     (v) promptly following the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the selling Holders and to the underwriter(s), if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such selling Holders or underwriter(s), if any, reasonably may request;

                     (vi) make available at reasonable times for inspection by the selling Holders, any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such selling Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company and the Guarantors and cause the Company's and the Guarantors' officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness;

                     (vii) if requested by any selling Holders or the underwriter(s), if any, promptly incorporate in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such selling Holders and underwriter(s), if any, may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Notes, information with respect to the principal amount of Transfer Restricted Notes being sold to such underwriter(s), the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Notes to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

                     (viii) furnish to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

                     (ix) deliver to each selling Holder and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company and the Guarantors hereby consent to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Notes covered by the Prospectus or any amendment or supplement thereto; provided that such use of the Prospectus and any amendment or supplement thereto and such offering and sale conforms to the Plan of Distribution set forth in the Prospectus and complies with the terms of this Agreement and all applicable laws and regulations thereunder;

                     (x) in the event of an Underwritten Registration, enter into such customary agreements (including an underwriting agreement), and make such customary representations and warranties,





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       and take all such other customary actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Notes pursuant to any Shelf Registration Statement contemplated by this Agreement, all to such extent as may be requested by any Holder of Transfer Restricted Notes or underwriter in connection with any sale or resale pursuant to any Shelf Registration Statement contemplated by this Agreement; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company and the Guarantors shall:

                     (A) Except in the case of an Underwritten Registration, furnish to each selling Holder upon the effectiveness of the Shelf Registration Statement:

                            (1) a certificate, dated the date of effectiveness of the Shelf Registration Statement, signed on behalf of the Company by two senior officers, one of whom must be its Chief Financial Officer, confirming, as of such date, the matters set forth in paragraphs (a), (c) and (d) of
                     Section 8 of the Purchase Agreement with respect to the transactions contemplated by the Shelf Registration Statement;

                            (2) an opinion, dated the date of effectiveness of the Shelf Registration Statement, of counsel for the Company and the Guarantors, covering the matters set forth in Exhibits A and B of the Purchase Agreement with respect to the transactions contemplated by the Shelf Registration Statement, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the Guarantors and representatives of the independent public accountants for the Company and the Guarantors in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                            (3) a customary comfort letter, dated as of the date of effectiveness of the Shelf Registration Statement, from the Company's independent accountants if such comfort letter shall be issuable to the selling Holders in accordance with the relevant accounting industry pronouncements, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 8(h) of the Purchase Agreement, without exception; and

                     (B) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company and the Guarantors pursuant to this clause (x), if any.

              If at any time the representations and warranties of the Company and the Guarantors contemplated in clause (A)(1) above cease to be true and correct, the Company shall so advise the Initial Purchaser and the underwriter(s), if any, and each selling Holder promptly and, if requested by such Persons, shall confirm such advice in writing;

                     (xi) prior to any public offering of Transfer Restricted Notes, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Transfer Restricted Notes under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s) may request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Notes covered by the Shelf Registration Statement; provided, however, that neither the Company nor the Guarantors shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

                     (xii) issue, upon the request of any Holder of Series A Notes covered by the Shelf Registration Statement, Series B Notes, having an aggregate principal amount equal to the aggregate principal amount of Series A Notes being sold by such Holder; such Series B Notes to be registered in the name of the purchaser(s) of such Notes, as the case may be; in return, the Series A Notes held by such Holder shall be surrendered to the Company for cancellation;

                     (xiii) cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Notes to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Notes to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may reasonably request at least two business days prior to any sale of Transfer Restricted Notes made by such underwriter(s);

                     (xiv)  if any fact or event contemplated by clause
       (c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Notes, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

                     (xv) provide a CUSIP number for all Transfer Restricted Notes not later than the effective date of the Registration Statement and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Notes which are in a form eligible for deposit with the Depository Trust Company;

                     (xvi) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD;

                     (xvii) otherwise use their reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited) for the twelve-month period (A) commencing at the end of any fiscal quarter in which Transfer Restricted Notes are sold to underwriters in a firm or best efforts Underwritten Offering or (B) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement;

                     (xviii) cause the Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use their reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner;

                     (xix) cause all Transfer Restricted Notes covered by the Registration Statement to be listed on each securities exchange on which the Notes are then listed if requested by the Holders of a majority in aggregate principal amount of Series A Notes or the managing underwriter(s), if any; and

                     (xx) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of
       Section 13 and Section 15 of the Exchange Act.

              Each Holder agrees by acquisition of a Transfer Restricted Note that, upon receipt of any notice from the Company of the existence of any fact of the kind described in Section 6(c)(iii)(D) hereof, such Holder will keep such notice confidential and forthwith discontinue disposition of Transfer Restricted Notes pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Notes that was current at the time of receipt of such notice. In the event the Company shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(c)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(c)(xiv) hereof or shall have received the Advice.

SECTION 7.           REGISTRATION EXPENSES

              (a) All expenses incident to the Company's or the Guarantors' performance of or compliance with this Agreement will be borne by the Company and the Guarantors, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Series B Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and the Guarantors and, subject to Section 7(b) below, the Holders of Transfer Restricted Notes; (v) all application and filing fees in connection with listing Notes on a national securities exchange or automated quotation system, if any; and (vi) all fees and disbursements of independent certified public accountants of the Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

              The Company and the Guarantors will, in any event, bear their internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or any Guarantor. The Company shall not be responsible for any other expenses or costs, including but not limited to commissions, fees and discounts of underwriters, brokers, dealers and agents.

              (b) In connection with any Registration Statement required by this Agreement (excluding the Exchange Offer Registration Statement), the Company and the Guarantors will reimburse the Initial Purchaser and the Holders of Transfer Restricted Notes being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Latham & Watkins or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Notes for whose benefit such Registration Statement is being prepared.

SECTION 8.           INDEMNIFICATION

              (a) The Company and the Guarantors, jointly and severally, agree to indemnify and hold harmless (i) each Holder, (ii) each person, if any, who controls any Holder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder or any controlling person (any person referred to in clauses (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Holder"), to the fullest extent lawful, from and against any and all losses, liabilities, claims, damages and expenses whatsoever (including but not limited to reasonable attorneys' fees and any and all reasonable expenses whatsoever incurred in investigating, preparing or defending against any investigation or litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus, or in any supplement thereto or amendment thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and the Guarantors will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the any of the Holders expressly for use therein; and provided further, however, that the foregoing indemnity shall not inure to the benefit of any Indemnified Holder from whom the person asserting such loss, liability, claim, damage or expense
(A) received a Prospectus or an amendment or supplement thereto in violation of the last paragraph of Section 6 above if such violation caused such loss, liability, claim, damage or expense or (B) purchased any Transfer Restricted Security if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Indemnified Holder to such person at or prior to the written confirmation of the sale of such Transfer Restricted Security to such person and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, liability, claim damage, or expense. This indemnity agreement will be in addition to any liability which the Company and the Guarantors may otherwise have, including under this Agreement.

              (b) Each Holder of Transfer Restricted Notes agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act and each of their respective officers, directors, employers, partners, representatives and agents to the same extent as the foregoing indemnity from the Company and the Guarantors to each of the Indemnified Holders, but only with respect to information relating to such Holder furnished in writing by such Holder for use in any Registration Statement, or in any amendment thereof or supplement thereto; provided, however, that in no case shall any selling Holder be liable or responsible for any amount in excess of proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. This indemnity will be in addition to any liability which the Holders may otherwise have, including under this Agreement.

              (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify each party against whom indemnification is to be sought in writing of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any liability which it may have under this Section 6 or otherwise except to the extent that it has been prejudiced in any material respect by such failure).
In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume and control the defense thereof with counsel reasonably satisfactory to such indemnified party. Notwithstanding the foregoing, the indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless (i) the employment of such counsel shall have been authorized in writing by the indemnifying parties in connection with the defense of such action, (ii) the indemnifying parties shall not have employed counsel to take charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such indemnified party or parties shall have been advised by counsel that representation of such indemnified party and any indemnifying parties by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) because of actual or potential interests between them (in which case the indemnifying party or parties shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses of counsel shall be borne by the indemnifying parties; provided, however, that the indemnifying party under subsection (a) or (b) above shall only be liable for the legal expenses of one counsel (in addition to any local counsel) for all indemnified parties. Anything in this subsection to the contrary notwithstanding, an indemnifying party shall not be liable for any settlement of any claim or action effected without its prior written consent; provided that such consent was not unreasonably withheld.

SECTION 9.                  CONTRIBUTION

              In order to provide for contribution in circumstances in which the indemnification provided for in Section 8 is for any reason held to be unenforceable against the Company and the Guarantors or is insufficient to hold harmless a party indemnified thereunder, the Company and the Guarantors, on the one hand, and the Holders on the other hand, shall contribute to the aggregate losses, claims, damages, liabilities and expenses of the nature contemplated by such indemnification provision (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting in the case of losses, claims, damages, liabilities and expenses suffered by the Company and the Guarantors, any contribution received by the Company and the Guarantors from persons, other than a Holder, who may also be liable for contribution, including persons who control the Company and the Guarantors within the meaning of Section 15 of the Act or Section 20(a) of the Exchange
Act) to which the Company, the Guarantors or any Holder may be subject, in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors, on one hand, and each Holder, on the other hand, from the offering of the Series A Notes or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 8, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Guarantors, on one hand, and the Holders on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors, on one hand, and the Holders, on the other hand, shall be deemed to be in the same proportion as (i) the total proceeds from the offering of Series A Notes (net of discounts but before deducting expenses) received by the Company and the Guarantors and (ii) the discounts and commissions received by the Initial Purchaser, respectively, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company and the Guarantors, on one hand, and of each Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Guarantors or such Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and each Holder of Transfer Restricted Notes agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to above. Notwithstanding the provisions of this Section 9, (i) in no case shall any Holder be required to contribute any amount in excess of the amount by which the proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such obligation exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of any untrue or alleged untrue statement or omission or alleged omission and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, (A) each person, if any, who controls the Initial Purchaser within the meaning of
Section 15 of the Act or Section 20(a) of the Exchange Act and (B) the respective officers, directors, partners, employees, representatives and agents of such Holder or any controlling person shall have the same rights to contribution as the Initial Purchaser, and each person, if any, who controls the Company or any Guarantor within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act shall have the same rights to contribution as the Company and the Guarantors, subject in each case to clauses (i) and (ii) of this Section 9. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section 9, notify such party or parties from whom contribution may be sought, but the failure to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any obligation it or they may have under this Section 9 or otherwise. No party shall be liable for contribution with respect to any action or claim settled without its prior written consent; provided that such written consent was not unreasonably withheld.

SECTION 10.                 RULE 144A

              The Company and the Guarantors hereby agree with each Holder, for so long as any Transfer Restricted Notes remain outstanding, to make available to any Holder or beneficial owner of Transfer Restricted Notes in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Notes from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Act in order to permit resales of such Transfer Restricted Notes pursuant to Rule 144A.


SECTION 11.          PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

              No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Notes on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.


SECTION 12.          SELECTION OF UNDERWRITERS

              The Holders of Transfer Restricted Notes covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Notes in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Notes included in such offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Company.

SECTION 13.          MISCELLANEOUS

              (a) Remedies. The Company and the Guarantors agree that monetary damages (including the liquidated damages contemplated hereby) would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate, provided, that the Liquidated Damages contemplated hereby shall be the exclusive remedy for any such breach of Section 3 or 4 of this agreement.

              (b) No Inconsistent Agreements. The Company and the Guarantors shall not, on or after the date of this Agreement, enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's or any of the Guarantor's securities under any agreement in effect on the date hereof.

              (c) Adjustments Affecting the Notes. The Company and the Guarantors shall not take any action with respect to the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer.

              (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Notes. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Notes being tendered or registered.

              (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                     (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

                     (ii)  if to the Company or any Guarantor:

                                           Greyhound Lines, Inc.
                                           15110 North Dallas Parkway
                                           Suite 600
                                           Dallas, Texas  75248

                                           Telecopier No.: (972) 789-7403
                                           Attention:  Mark E. Southerst, Esq.

                                   With a copy to:

                                           Weil, Gotshal & Manges, LLP
                                           100 Crescent Court
                                           Suite 1300
                                           Dallas, Texas  75201

                                           Telecopier No.: (214) 746-7777
                                           Attention:  Jeremy W. Dickens, Esq.

              All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

              Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

              (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, the successors and assigns of subsequent Holders of Transfer Restricted Notes; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Notes from such Holder.

              (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

              (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

              (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

              (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                          GREYHOUND LINES, INC.


                          By:  /s/ STEVEN L. KORBY
                             ---------------------------------------------
                               Name: Steven L. Korby
                               Title:   Executive Vice President
                                      and Chief Financial Officer

                          ATLANTIC GREYHOUND LINES OF VIRGINIA, INC.


                          By:  /s/ STEVEN L. KORBY
                             ---------------------------------------------
                               Name: Steven L. Korby
                               Title:   Executive Vice President
                                      and Chief Financial Officer


                          EAGLE BUS MANUFACTURING, INC.


                          By:  /s/ STEVEN L. KORBY
                             ---------------------------------------------
                               Name: Steven L. Korby
                               Title:   Executive Vice President
                                      and Chief Financial Officer
                                      and Treasurer


                          FCA INSURANCE LIMITED


                          By:  /s/ STEVEN L. KORBY
                             ---------------------------------------------
                               Name: Steven L. Korby
                               Title:   Treasurer


                          GLI HOLDING COMPANY


                          By:  /s/ STEVEN L. KORBY
                             ---------------------------------------------
                                  Name: Steven L. Korby
                                  Title:   Executive Vice President
                                         and Chief Financial Officer
                                         and Treasurer

                          GREYHOUND DE MEXICO S.A. DE C.V.


                          By:  /s/ STEVEN L. KORBY
                             ---------------------------------------------
                               Name: Steven L. Korby
                               Title:   Treasurer


                          GRUPO CENTRO, INC.


                          By:  /s/ STEVEN L. KORBY
                             ---------------------------------------------
                                 Name: Steven L. Korby
                                 Title:   Executive Vice President
                                         and Chief Financial Officer
                                         and Treasurer


                          LOS BUENOS LEASING CO., INC.


                          By: /s/ RALPH J. BORLAND
                             ---------------------------------------------
                               Name: Ralph J. Borland
                               Title:   President and Chief
                                      Executive Officer and
                                      General Manager


                          SISTEMA INTERNACIONAL DE TRANSPORTE DE AUTOBUSES, INC.


                          By:  /s/ STEVEN L. KORBY
                             ---------------------------------------------
                               Name: Steven L. Korby
                               Title:   Executive Vice President
                                      and Chief Financial Officer
                                      and Treasurer


                          T & V HOLDING COMPANY


                          By:  /s/ STEVEN L. KORBY
                             ---------------------------------------------
                               Name: Steven L. Korby
                               Title:   Executive Vice President
                                         and Chief Financial Officer
                                         and Treasurer

                            TEXAS, NEW MEXICO & OKLAHOMA COACHES, INC.


                            By:  /s/ STEVEN L. KORBY
                               ---------------------------------------------
                                   Name: Steven L. Korby
                                   Title:   Executive Vice President
                                        and Chief Financial Officer


                            T.N.M. & O. TOURS, INC.


                            By:  /s/ STEVEN L. KORBY
                               ---------------------------------------------
                                 Name: Steven L. Korby
                                 Title:   Executive Vice President
                                        and Chief Financial Officer


                            VERMONT TRANSIT CO., INC.


                            By:   /s/ STEVEN L. KORBY
                               ---------------------------------------------
                                 Name: Steven L. Korby
                                 Title:   Executive Vice President
                                        and Chief Financial Officer


BEAR, STEARNS & CO. INC.


By:      /s/ JAMES B. NISH
       ------------------------------------
       Name:     James B. Nish
       Title:  Senior Managing Director